UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 6, 2008

IONATRON, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

3716 East Columbia, Suite 120, Tucson, Arizona	85714
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 6, 2008, Ionatron, Inc. (the “Registrant”) entered into a purchase agreement to purchase from Columbia Tucson, LLC (“CT”) the property located at 3590 East Columbia Street, Tucson, Arizona, which it previously leased from CT (the “Property”). The purchase price of the Property was approximately $2.2 million. The Registrant obtained several appraisals before negotiating the purchase price and the transaction was unanimously approved by the Board of Directors. The Registrant purchased the Property to exit its lease obligations, provide flexibility regarding optimizing physical facilities through improvements and expansion to meet company objectives, as needed, and the negotiated price, based upon the appraised values, was deemed attractive to the Board. Joseph Hayden and Steven McCahon, officers of the Registrant, and Robert Howard and Thomas Dearmin, principal stockholders and former officers and directors of the Registrant, another former officer of the Registrant and certain family members of Mr. Howard own all of the membership interests of CT.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IONATRON, INC.
(Registrant)

By:	/s/ Kenneth M. Wallace
	Name:	Kenneth Wallace
	Title:	Chief Financial Officer

Date: February 8, 2008